                  INVESTMENT MANAGEMENT AND SERVICES AGREEMENT

This  Agreement,  made and  entered  into this 27th day of  January,  2000,  and amended and restated  effective as of the 1st day of May,  2002,  by and between
SECURITY  EQUITY  FUND,  a Kansas  corporation  (hereinafter  referred to as the
"Fund"),  and  SECURITY  MANAGEMENT  COMPANY,  LLC, a Kansas  limited  liability company (hereinafter referred to as "SMC");

WITNESSETH:

WHEREAS, the Fund is engaged in business as an open-end,  management  investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS,  SMC is willing to provide  investment  research  and  advice,  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund on the terms and  conditions  hereinafter  set forth and to arrange for the  provision  of all other  services  (except  for those  services specifically  excluded  in  this  Agreement)  required  by the  Fund,  including custodial, legal, auditing and printing;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties agree as follows:

  1.     EMPLOYMENT OF SMC. The Fund hereby employs SMC to (a) act as investment adviser to the Fund with respect to the investment of its assets and to supervise  and arrange for the purchase of  securities  of the Fund and the sales of  securities  held in the  portfolio  of the Fund,  subject always to the  supervision  of the Board of Directors of the Fund (or a duly  appointed  committee  thereof),  during  the  period and upon and subject to the terms and conditions  described herein;  (b) provide the
         Fund with general administrative, fund accounting, transfer agency, and dividend  disbursing  services  described  and set forth in  Schedule A attached hereto and made a part of this Agreement by reference; and (c)
         arrange  for,  and  monitor,  the  provision  to the Fund of all  other services required by the Fund, including but not limited to services of
         independent   accountants,   legal  counsel,   custodial  services  and
         printing.   SMC  may,  in   accordance   with  all   applicable   legal
         requirements,  engage  the  services  of  other  persons  or  entities, regardless of any affiliation with SMC, to provide services to the Fund under this  Agreement.  The Fund  shall bear the  expense of such other services  and all other  expenses  of the Fund.  SMC agrees to maintain sufficient  trained personnel and equipment and supplies to perform its responsibilities  under  this  Agreement  and in  conformity  with  the current  Prospectus of the Fund and such other reasonable  standards of performance  as the Fund may from  time to time  specify  and shall use reasonable  care in selecting and monitoring  the  performance of third parties, who perform services for the Fund. SMC shall not guarantee the performance of such persons.

         SMC hereby  accepts such  employment and agrees to perform the services required by this Agreement for the compensation herein provided.

  2.     ALLOCATION OF EXPENSES AND CHARGES.

         (a)    EXPENSES OF SMC. SMC shall pay all expenses in  connection  with the performance of its services under this Agreement,  except as provided otherwise herein.

         (b)    EXPENSES OF THE FUND. Anything in this Agreement to the contrary notwithstanding,  the Fund  shall pay or  reimburse  SMC for the payment of the following  described expenses of the Fund whether or not billed to the Fund, SMC or any related entity:

                  (i) brokerage fees and commissions;
                 (ii) taxes;
                (iii) interest expenses;
                 (iv) any  extraordinary  expenses  approved  by  the  Board  of
                      Directors of the Fund; and
                  (v) distribution  fees paid under the Fund's Class A, Class B,
                      Class C and Class S Distribution Plans;

                and, in addition to those  expenses  set forth  above,  the Fund shall pay all of its expenses whether or not billed to the Fund,
                SMC or any  related  entity,  including,  but not limited to the
                following:   Board  of  Directors'  fees;  legal,  auditing  and
                accounting expenses;  insurance premiums;  broker's commissions;
                taxes and  governmental  fees and any membership  dues;  fees of custodian;  expenses  of  obtaining  quotations  on  the  Fund's portfolio securities and pricing of the Fund's shares; costs and expenses  in  connection  with the  registration  of the  Fund's capital stock under the Securities Act of 1933 and qualification of the  Fund's  capital  stock  under  the  Blue Sky laws of the states  where  such  stock is  offered;  costs and  expenses  in connection with the  registration of the Fund under the 1940 Act and all periodic and other reports required thereunder; expenses
                of  preparing,   printing  and   distributing   reports,   proxy
                statements, prospectuses,  statements of additional information, notices and distributions to stockholders;  costs of stockholder and other  meetings;  and  expenses  of  maintaining  the Fund's corporate existence.

         (c)    EXPENSE  CAP. For each of the Fund's full fiscal years that this
                Agreement  remains  in force,  SMC agrees  that if total  annual expenses of each Series of the Fund identified below,  exclusive of interest, taxes, extraordinary expenses (such as litigation), brokerage  fees and  commissions,  and 12b-1  fees paid  under a
                Fund's Class A, Class B, Class C or Class S Distribution  Plans,
                but  inclusive  of SMC's  compensation,  exceeds  the amount set forth below (the "Expense  Cap"),  SMC shall  contribute to such
                Series  such  funds or waive such  portion of its fee,  adjusted monthly,  as may be  required  to insure  that the total  annual expenses of the Series shall not exceed the Expense Cap. If this
                Agreement  shall be  effective  for only a portion  of a Series'
                fiscal year,  then the maximum annual expenses shall be prorated for such portion.

                                 EXPENSE CAP

International  Series, Class A, B, C and S shares - 2.25% Enhanced Index Series,
Class A, B, C and S shares - 1.75% Select 25 Series,  Class A, B, C and S shares
- 1.75%

  3.     COMPENSATION OF SMC.

         (a)    As  compensation  for the  investment  advisory  services  to be rendered by SMC to Global Series,  Social Awareness Series,  Mid
                Cap Value  Series,  Small Cap  Growth  Series,  Large Cap Growth
                Series  and  Technology  Series,  for  each  of the  years  this
                Agreement is in effect,  each of the foregoing  Series shall pay
                SMC an annual fee equal to 1.00% of its respective average daily net  assets.  Such fee shall be  calculated  daily  and  payable monthly. As compensation for the investment advisory services to be rendered by SMC to International Series for each of the years this Agreement is in effect, the International  Series shall pay
                SMC an  annual  fee  equal  to 1.10% of its  average  daily  net assets.  Such fee shall be calculated daily and payable monthly.
                As  compensation  for the  investment  advisory  services  to be rendered by SMC to Equity Series, Total Return Series,  Enhanced
                Index  Series  and  Select 25 Series  for each of the years this
                Agreement is in effect,  each of the foregoing  Series shall pay
                SMC an annual fee equal to 0.75% of its respective average daily net  assets.  Such fee shall be  calculated  daily  and  payable monthly.  As compensation for the administrative  services to be rendered by SMC to Global,  International and Technology Series,
                each of the  foregoing  Series shall pay SMC an annual fee equal to 0.045% of its average  daily net assets,  plus the greater of
                0.10% of its  average  daily net  assets or  $60,000.  Such fees shall be calculated daily and payable  monthly.  As compensation for the administrative services to be rendered by SMC to each of the other Series of the Fund,  each such Series shall pay SMC an annual fee equal to 0.09% of its average daily net assets.  Such fees shall be  calculated  daily and  payable  monthly.  If this
                Agreement  shall be effective for only a portion of a year, then
                SMC's  compensation  for said year  shall be  prorated  for such portion.  For  purposes of this  Section 3, the value of the net assets of each  Series  shall be  computed in the same manner at the end of the  business  day as the value of such net assets is computed in connection with the  determination  of the net asset
                value  of  the  Fund's   shares  as   described  in  the  Fund's
                prospectus.

                For transfer agency  services  provided by SMC to each Series of the Fund,  each Series shall pay a Maintenance  Fee of $8.00 per account,  a Transaction Fee of $1.00 per transaction per account and a Dividend Fee of $1.00 per  dividend  per account.  For the purpose of calculating the Maintenance, Transaction and Dividend
                Fees  applicable to each Series,  SMC may count as a shareholder account  each  person  that holds a  beneficial  interest  in an omnibus account  maintained on SMC's transfer agency system by a
                third-party   administrator,   broker/dealer,   bank,  insurance
                company  or  other  entity;  provided  that SMC is  paying  such
                third-party   administrator,   broker/dealer,   bank,  insurance
                company  or  other  entity  sub-administrative,   sub-accounting
                and/or   sub-transfer   agency  fees  for   keeping   individual
                shareholder  records in  connection  with an  investment  in the
                Fund.

         (b)    For each of the Fund's  fiscal years this  Agreement  remains in force, SMC agrees that if total annual expenses of any Series of
                the  Fund,  exclusive  of  interest  and  taxes,   extraordinary
                expenses (such as litigation) and  distribution  fees paid under the Fund's  Class A,  Class B, Class C and Class S  Distribution
                Plans, but inclusive of SMC's  compensation,  exceed any expense limitation  imposed by state securities law or regulation in any state  in  which  shares  of such  Series  of the  Fund are then qualified for sale, as such regulations may be amended from time to time, SMC will  contribute to such Series such funds or waive such portion of its fee, adjusted  monthly,  as may be requisite to insure  that such  annual  expenses  will not exceed any such limitation.  If this  Agreement  shall be  effective  for only a portion of any Series'  fiscal  year,  then the  maximum  annual expenses shall be prorated for such portion.  Brokerage fees and commissions  incurred in connection with the purchase or sale of any  securities  by a Series  shall not be deemed to be expenses within the meaning of this paragraph (b).

  4.     INVESTMENT ADVISORY DUTIES.

         (a)    INVESTMENT  ADVICE.  SMC shall  regularly  provide the Fund with
                investment  research,   advice  and  supervision,   continuously
                furnish an investment program,  recommend which securities shall be purchased and sold and what portion of the assets of the Fund shall  be  held  uninvested  and  arrange  for the  purchase  of securities  and other  investments  for the Fund and the sale of securities  and other  investments  held in the portfolio of the
                Fund. All investment  advice  furnished by SMC to the Fund under this  Section 4 shall at all times  conform to any  requirements
                imposed   by  the   provisions   of  the  Fund's   Articles   of
                Incorporation and Bylaws, the 1940 Act, the Investment  Advisors
                Act  of  1940  and  the   rules  and   regulations   promulgated
                thereunder,  and other  applicable  provisions  of law,  and the terms  of the  registration  statements  of the Fund  under  the
                Securities  Act of 1933 ("1933 Act") and/or the 1940 Act, as may
                be applicable at the time, all as from time to time amended. SMC shall advise and assist the officers or other agents of the Fund in taking such steps as are  necessary or  appropriate  to carry out the decisions of the Board of Directors of the Fund (and any duly appointed  committee  thereof) with regard to the foregoing matters and the general account of the Fund's business.

         (b)    SUBADVISERS.  Subject to the  provisions of the 1940 Act and any applicable  exemptions thereto, SMC is authorized,  but is under no  obligation,  to  enter  into  sub-advisory  agreements  (the
                "Sub-Advisory  Agreements") with one or more subadvisers (each a
                "Subadviser")  to provide  investment  advisory  services to any series  of the  Fund.  Each  Subadviser  shall  have  investment discretion  with respect to the assets of the series assigned to that  Subadviser by SMC.  Consistent  with the provisions of the
                1940 Act and any  applicable  exemption  thereto,  SMC may enter into Sub-Advisory  Agreements or amend  Sub-Advisory  Agreements without the approval of the shareholders of the affected series.

         (c)    PORTFOLIO TRANSACTIONS AND BROKERAGE.

                  (i) Transactions in portfolio  securities shall be effected by
                      SMC,  through brokers or otherwise  (including  affiliated brokers), in the manner permitted in this Section 4 and in such manner as SMC shall deem to be in the best  interests of the Fund after  consideration  is given to all relevant factors.

                 (ii) In reaching a judgment  relative to the qualification of a broker  to  obtain  the  best  execution  of a  particular transaction,  SMC  may  take  into  account  all  relevant factors  and  circumstances,  including  the  size  of any contemporaneous market in such securities;  the importance to the Fund of speed and efficiency of execution;  whether the particular  transaction  is part of a larger  intended change of portfolio  position in the same securities;  the execution  capabilities  required by the  circumstances of the particular  transaction;  the capital  required by the transaction;  the overall capital  strength of the broker;
                      the broker's  apparent  knowledge of or  familiarity  with sources from or to whom such  securities  may be purchased or  sold;  as  well  as the  efficiency,  reliability  and confidentiality  with  which the broker  has  handled  the execution of prior similar transactions.

                (iii) Subject to any  statements  concerning  the  allocation of brokerage  contained in the Fund's Prospectus or Statement of Additional Information, SMC is authorized to direct the execution  of  portfolio  transactions  for  the  Fund  to brokers who  furnish  investment  information  or research service  to the  SMC.  Such  allocations  shall be in such amounts  and  proportions  as SMC  may  determine.  If the transaction  is directed to a broker  providing  brokerage and research services to SMC, the commission paid for such transaction  may be in  excess of the  commission  another broker would have charged for effecting that  transaction, if SMC  shall  have  determined  in good  faith  that  the commission  is  reasonable in relation to the value of the brokerage and research services provided,  viewed in terms of  either  that  particular  transaction  or the  overall responsibilities of SMC with respect to all accounts as to which it now or hereafter exercises investment discretion.
                      For  purposes  of  the  immediately   preceding  sentence,
                      "providing brokerage and research services" shall have the meaning  generally given such terms or similar terms under
                      Section  28(e)(3) of the Securities  Exchange Act of 1934,
                      as amended.

                (iv)  In the  selection  of a broker  for the  execution  of any transaction  not subject to fixed  commission  rates,  SMC
                      shall  have  no  duty  or   obligation   to  seek  advance
                      competitive  bidding  for the  most  favorable  negotiated commission rate to be applicable to such  transaction,  or to select any broker  solely on the basis of its purported or "posted" commission rates.

                 (v)  In  connection  with  transactions  on markets  other than national or regional securities  exchanges,  the Fund will deal directly  with the selling  principal or market maker without  incurring charges for the services of a broker on its behalf  unless,  in the best  judgment of SMC,  better price  or  execution  can be  obtained  by  utilizing  the services of a broker.

         (d)    LIMITATION  OF  LIABILITY  OF  SMC  WITH  RESPECT  TO  RENDERING
                INVESTMENT ADVISORY SERVICES. So long as SMC shall give the Fund the  benefit  of its  best  judgment  and  effort  in  rendering investment advisory services hereunder,  SMC shall not be liable for any errors of  judgment  or mistake of law,  or for any loss sustained by reason of the adoption of any investment  policy or
                the  purchase,   sale  or  retention  of  any  security  on  its
                recommendation  shall have been based upon its own investigation and  research or upon  investigation  and  research  made by any other individual,  firm or corporation,  if such  recommendation shall  have  been  made  and  such  other  individual,  firm  or corporation  shall have been  selected with due care and in good faith. Nothing herein contained shall,  however, be construed to
                protect  SMC  against   any   liability   to  the  Fund  or  its
                shareholders  by reason  of  willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties or by reason of its reckless  disregard of its  obligations  and duties under this Section 4. As used in this  Section 4, "SMC" shall  include directors, officers and employees of SMC, as well as SMC itself.

  5.     ADMINISTRATIVE AND TRANSFER AGENCY SERVICES.

         (a)    RESPONSIBILITIES  OF SMC. SMC will provide the Fund with general administrative,  fund accounting,  transfer agency, and dividend disbursing  services  described  and set  forth  in  Schedule  A attached  hereto and made a part of this Agreement by reference.
                SMC  agrees  to  maintain   sufficient   trained  personnel  and
                equipment  and supplies to perform such  services in  conformity
                with  the  current   Prospectus  of  the  Fund  and  such  other
                reasonable standards of performance as the Fund may from time to
                time  specify,   and  otherwise  perform  such  services  in  an
                accurate, timely, and efficient manner.

         (b)    INSURANCE.  The Fund  and SMC  agree to  procure  and  maintain,
                separately  or  as  joint   insureds  with   themselves,   their
                directors,  employees,  agents and others,  and other investment companies for which SMC acts as investment  adviser and transfer agent,  a policy or policies of  insurance  against loss arising from  breaches of trust,  errors and  omissions,  and a fidelity bond  meeting the  requirements  of the 1940 Act, in the amounts and with such  deductibles  as may be  agreed  upon from time to time.  SMC  shall  be  solely  responsible  for the  payment  of premiums due for such policies.

         (c)    REGISTRATION AND COMPLIANCE.

                 (i)  SMC represents that as of the date of this Agreement it is registered  as a transfer  agent with the  Securities  and
                      Exchange  Commission ("SEC") pursuant to Subsection 17A of the  Securities and Exchange Act of 1934 and the rules and
                      regulations  thereunder,   and  agrees  to  maintain  said
                      registration  and comply with all of the  requirements  of said Act, rules and  regulations so long as this Agreement remains in force.

                (ii)  The Fund  represents  that it is a  management  investment company  registered  with the SEC in  accordance  with the
                      1940 Act and the rules  and  regulations  thereunder,  and authorized  to sell its shares  pursuant to said Act,  the
                      1933 Act and the rules and regulations thereunder.

         (d)    LIABILITY   AND   INDEMNIFICATION   WITH  RESPECT  TO  RENDERING
                ADMINISTRATIVE AND TRANSFER AGENCY SERVICES. SMC shall be liable for any actual losses,  claims,  damages or expenses  (including any reasonable  counsel fees and expenses)  resulting from SMC's bad  faith,  willful  misfeasance,  reckless  disregard  of  its obligations  and  duties,  negligence  or  failure  to  properly perform any of its responsibilities or duties under this Section
                5. SMC  shall not be liable  and shall be  indemnified  and held harmless by the Fund,  for any claim,  demand or action  brought against it arising out of or in connection with:

                 (i)  The bad faith, willful misfeasance,  reckless disregard of its duties or  negligence by the Board of Directors of the
                      Fund,  or  SMC's  acting  upon any  instructions  properly executed or and  authorized  by the Board of  Directors of the Fund;

                (ii)  SMC acting in reliance  upon advice  given by  independent counsel retained by the Board of Directors of the Fund.

                In the event that SMC  requests the Fund to indemnify or hold it harmless hereunder, SMC shall use its best efforts to inform the
                Fund of the relevant  facts  concerning  the matter in question.
                SMC shall use  reasonable  care to identify and promptly  notify the Fund concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

                The Fund shall have the  election of  defending  SMC against any claim which may be the subject of indemnification  hereunder. In the  event  the  Fund  so  elects,  it will  so  notify  SMC and thereupon the Fund shall take over defenses of the claim, and if so  requested by the Fund,  SMC shall incur no further  legal or other claims  related  thereto for which it would be entitled to indemnity  hereunder  provided,  however,  that  nothing  herein contained shall prevent SMC from retaining,  at its own expense, counsel  to defend  any  claim.  Except  with the  Fund's  prior consent,  SMC  shall in no event  confess  any claim or make any compromise  in any  matter  in which  the Fund  will be asked to indemnify or hold SMC harmless hereunder.

                PUNITIVE  DAMAGES.  SMC shall not be liable to the Fund,  or any third  party,  for  punitive,  exemplary,  indirect,  special or consequential  damages  (even  if SMC has  been  advised  of the possibility of such damage) arising from its obligations and the services  provided  under  this  Section  5,  including  but not limited  to loss  of  profits,  loss  of use of the  shareholder accounting  system,  cost of capital and expenses of  substitute facilities, programs or services.

                FORCE  MAJEURE.  Anything  in  this  Section  5 to the  contrary notwithstanding,  SMC shall not be liable  for  delays or errors
                occurring  by  reason  of  circumstances   beyond  its  control,
                including   but  not  limited  to  acts  of  civil  or  military
                authority,  national emergencies,  work stoppages,  fire, flood, catastrophe,  earthquake, acts of God, insurrection,  war, riot, failure of communication or interruption.

         (e)    DELEGATION  OF DUTIES.  SMC may,  at its  discretion,  delegate, assign or subcontract  any of the duties,  responsibilities  and services governed by this agreement,  to an affiliated  company, whether  or not by  formal  written  agreement,  or to any third party,  provided  that such  arrangement  with a third party has been approved by the Board of Directors of the Fund.  SMC shall, however,  retain ultimate  responsibility  to the Fund and shall implement  such  reasonable  procedures  as may be necessary for assuring  that  any  duties,  responsibilities  or  services  so assigned, subcontracted or delegated are performed in conformity with the terms and conditions of this Agreement.

  6.     OTHER  ACTIVITIES  NOT  RESTRICTED.  Nothing  in this  Agreement  shall prevent SMC or any officer  thereof from acting as investment  adviser,
         administrator  or  transfer  agent  for  any  other  person,   firm  or
         corporation,  nor shall it in any way limit or  restrict  SMC or any of
         its  directors,  officers,   stockholders  or  employees  from  buying,
         selling,  or trading any  securities  for their own accounts or for the accounts of others for whom they may be acting; provided, however, that
         SMC expressly represents that it will undertake no activities which, in its judgment,  will conflict with the performance of its obligations to the Fund under this Agreement.  The Fund  acknowledges that SMC acts as
         investment   adviser,   administrator   and  transfer  agent  to  other
         investment companies,  and it expressly consents to SMC acting as such;
         provided, however, that if in the opinion of SMC, particular securities are  consistent  with  the  investment  objectives  of,  and  desirable purchases  or sales  for the  portfolios  of one or more of such  other investment  companies or series of such companies at approximately  the same time,  such  purchases  or sales  will be made on a  proportionate basis if  feasible,  and if not  feasible,  then on a rotating or other equitable basis.

  7.     AMENDMENT.  This Agreement and the schedules  forming a part hereof may be  amended at any time,  without  shareholder  approval  to the extent permitted by applicable law, by a writing signed by each of the parties hereto.  Any  change in the  Fund's  registration  statements  or other documents of compliance or in the forms  relating to any plan,  program or service  offered by its current  Prospectus  which  would  require a change  in  SMC's  obligations  hereunder  shall  be  subject  to SMC's approval, which shall not be unreasonably withheld.

  8.     DURATION AND  TERMINATION  OF AGREEMENT.  This  Agreement  shall become effective on May 1, 2002,  provided  that on or before that date it has been  approved by the holders of a majority of the  outstanding  voting securities of each series of the Fund. This Agreement shall continue in
         force  until  May  1,  2004,  and  for  successive   12-month   periods
         thereafter,  unless  terminated,  provided  each  such  continuance  is specifically  approved at least  annually by (a) the vote of a majority of the  entire  Board  of  Directors  of the  Fund,  and the  vote of a majority  of the  directors  of the  Fund who are not  parties  to this
         Agreement  or  interested  persons  (as such  terms are  defined in the
         Investment  Company  Act of 1940) of any such party cast in person at a meeting of such  directors  called for the  purpose of voting upon such approval,  or (b) by the  vote  of the  holders  of a  majority  of the outstanding voting securities of each series of the Fund (as defined in the 1940 Act). In the event a majority of the outstanding shares of one series vote for continuance of the Agreement,  it will be continued for that  series  even  though the  Agreement  is not  approved by either a majority of the outstanding shares of any other series or by a majority of outstanding shares of the Fund.

         Upon this Agreement becoming effective,  any previous Agreement between the Fund and SMC  providing  for  investment  advisory,  administrative and/or transfer agency services shall  concurrently  terminate,  except that such termination  shall not affect any fees accrued and guarantees of expenses with respect to any period prior to termination.

         This  Agreement  may be  terminated at any time as to any series of the
         Fund  without  payment of any  penalty,  by the Fund upon the vote of a majority  of the Fund's  Board of  Directors  or, by a majority  of the outstanding  voting securities of the applicable series of the Fund, or by SMC,  in each case on sixty (60) days'  written  notice to the other party. This Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

  9.     SEVERABILITY.   If  any  clause  or  provision  of  this  Agreement  is
         determined  to be illegal,  invalid or  unenforceable  under present or future  laws  effective  during the term  hereof,  then such  clause or provision  shall be  considered  severed  herefrom and the remainder of this Agreement shall continue in full force and effect.

  10.    APPLICABLE  LAW.  This  Agreement  shall be subject to and construed in accordance with the laws of the State of Kansas.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their respective  officers thereto duly authorized on the day, month and year first above written.

                                        SECURITY EQUITY FUND

                                        By   JAMES R. SCHMANK
                                           -------------------------------------
                                        Title:  President

ATTEST:

     AMY J. LEE
----------------------------------
Secretary

                                        SECURITY MANAGEMENT COMPANY, LLC

                                        By   JAMES R. SCHMANK
                                           -------------------------------------
                                        Title:  President

ATTEST:

     AMY J. LEE
----------------------------------
Secretary

                                   SCHEDULE A
                       INVESTMENT MANAGEMENT AND SERVICES
                                    AGREEMENT

     SCHEDULE OF ADMINISTRATIVE AND FUND ACCOUNTING FACILITIES AND SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following administrative facilities and services.

  1.   FUND AND PORTFOLIO ACCOUNTING

       a.     Maintain Fund General Ledger and Journal.
       b.     Prepare and record disbursements for direct Fund expenses.
       c.     Prepare daily money transfers.
       d.     Reconcile all Fund bank and custodian accounts.
       e.     Assist Fund independent auditors as appropriate.
       f.     Prepare daily projection of available cash balances.
       g.     Record  trading  activity  for purposes of  determining  net asset values and daily dividend.
       h.     Prepare  daily  portfolio  evaluation  report  to value  portfolio securities and determine daily accrued income.
       i.     Determine the daily net asset value per share.
       j.     Determine  the daily,  monthly,  quarterly,  semiannual  or annual dividend per share.
       k.     Prepare  monthly,  quarterly,   semiannual  and  annual  financial
              statements.
       l.     Provide  financial  information  for reports to the Securities and
              Exchange  Commission in compliance with the provisions of the 1940
              Act and the Securities Act of 1933, the Internal  Revenue  Service
              and any other regulatory agencies as required.
       m.     Provide  financial,  yield, net asset value,  etc.  information to
              NASD and other survey and  statistical  agencies as  instructed by the Fund.
       n.     Report to the Audit Committee of the Board of Directors.

  2.   LEGAL

       a.     Provide registration and other  administrative  services necessary to qualify the shares of the Fund for sale in those  jurisdictions determined  from  time to time by the  Fund's  Board of  Directors
              (commonly known as "Blue Sky Registration").
       b.     Provide  registration  with  and  reports  to the  Securities  and
              Exchange  Commission in compliance with the provisions of the 1940
              Act and the Securities Act of 1933.
       c.     Prepare and review Fund  Prospectus  and  Statement of  Additional
              Information.
       d.     Prepare proxy  statements and oversee proxy  tabulation for annual meetings.
       e.     Prepare  Board  materials  and  maintain   minutes  of  the  Board
              meetings.
       f.     Draft, review and maintain contractual agreements between Fund and
              Investment Adviser, Custodian, Distributor and Transfer Agent.
       g.     Oversee  printing  of  proxy  statements,   financial  reports  to
              shareholders,    prospectuses   and   Statements   of   Additional
              Information.
       h.     Provide   legal  advice  and   oversight   regarding   shareholder
              transactions, administrative services, compliance with contractual agreements  and the  provisions of the 1940 Act and the Securities
              Act of 1933.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company,  LLC  agrees to  provide  the Fund the  following transfer agency and dividend disbursing services.

  1.   Maintain shareholder accounts, including processing of new accounts.

  2.   Post address  changes and perform other file  maintenance for shareholder accounts.

  3.   Post all transactions to the shareholder file, including:

       a.     Direct purchases;
       b.     Wire order purchases;
       c.     Direct redemptions;
       d.     Wire order redemptions;
       e.     Draft redemptions;
       f.     Direct exchanges;
       g.     Transfers;
       h.     Certificate issuances; and
       i.     Certificate deposits.

  4.   Monitor fiduciary processing, insuring accuracy and deduction of fees.

  5.   Prepare daily reconciliations of shareholder processing to money movement instructions.

  6.   Handle bounced check collections.  Immediately liquidate shares purchased and  return  to  the  shareholder  the  check  and  confirmation  of  the transaction.

  7.   Issue all checks and stop and replace lost checks.

  8.   Draft clearing services.

       a.     Maintain signature cards and appropriate corporate resolutions.
       b.     Compare  the  signature  on the  check  to the  signatures  on the signature  card for the  purpose of paying the face  amount of the check only.
       c.     Receive  checks  presented for payment and liquidate  shares after verifying account balance.
       d.     Order   checks  in  quantity   specified   by  the  Fund  for  the
              shareholder.

9.     Mail confirmations, checks and/or certificates resulting from transaction requests to shareholders.

10.    Perform all of the Fund's other mailings, including:

       a.     Dividend and capital gain distributions;
       b.     Semiannual and annual reports;
       c.     1099/year-end shareholder reporting;
       d.     Systematic withdrawal plan payments; and
       e.     Daily confirmations.

11.    Answer  all service-related  telephone  inquiries  from  shareholders and others, including:

       a.     General and policy inquiries (research and resolve problems);
       b.     Fund yield inquiries;
       c.     Shareholder processing requests and account maintenance changes by telephone as described above;
       d.     Pending requests to correspondence;
       e.     On-line statistical performance of unit; and
       f.     Reports on telephone activity.

12.    Respond to written inquiries (research and resolve problems), including:

       a.     Initiate  shareholder  account   reconciliation   proceeding  when
              appropriate;
       b.     Notify shareholder of bounced investment checks;
       c.     Respond  to  financial   institutions  regarding  verification  of
              deposit;
       d.     Initiate proceedings regarding lost certificates;
       e.     Respond to complaints and log activities; and
       f.     Correspondence control.

13.    Maintain and  retrieve all  required past  history  for  shareholders and provide research capabilities as follows:

       a.     Monitor   daily  all   processing   activity  to  verify   back-up
              documentation;
       b.     Provide exception reports;
       c.     Provide microfilming services; and
       d.     Provide storage, retrieval and archive services.

14.    Prepare materials for annual meetings.

       a.     Address and mail annual proxy and related material.
       b.     Prepare and submit to Fund an affidavit of mailing.
       c.     Furnish  certified list of  shareholders  (hard copy or microfilm)
              and inspectors of elections.

15.    Report and remit as necessary for state escheatment requirements.

Approved:  Fund    JAMES R. SCHMANK            SMC       JAMES R. SCHMANK
                -------------------------           ----------------------------